 As filed with the Securities and Exchange Commission on November 12, 1999
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ----------------

                                Radio One, Inc.
             (Exact name of Registrant as specified in its charter)

                                ----------------

         Delaware                 52-1166660                   4832
     (State or other            (I.R.S. Employer        (Primary Standard
     jurisdiction of          Identification No.)    Industry Classification
     incorporation or                                        Number)
      organization)
                    5900 Princess Garden Parkway, 8th Floor
                                Lanham, MD 20706
                           Telephone: (301) 306-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                             ALFRED C. LIGGINS, III
                     Chief Executive Officer and President
                                Radio One, Inc.
                    5900 Princess Garden Parkway, 8th Floor
                                Lanham, MD 20706
                           Telephone: (301) 306-1111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

        RICHARD L. PERKAL, ESQ.                ANTOINETTE COOK BUSH, ESQ.
            Kirkland & Ellis                   STEPHEN W. HAMILTON, ESQ.
       655 Fifteenth Street, N.W.         Skadden, Arps, Slate, Meagher & Flom
         Washington, D.C. 20005                           LLP
       Telephone: (202) 879-5000               1440 New York Avenue, N.W.
                                                 Washington, D.C. 20005
                                               Telephone: (202) 371-7000

                                ----------------

  Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [X] File No 333-89607
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                                       Proposed
                                                        Proposed       maximum
                                        Amount          maximum       aggregate      Amount of
     Title of each Class of             to be        offering price    offering     registration
   Securities to be Registered     registered(/1/)   per share(/2/)   price(/3/)      fee(/4/)
------------------------------------------------------------------------------------------------
Class A Common Stock, par value
 $0.001 per share................   770,000 Shares       $59.25      $45,622,500      $12,684
================================================================================================

(1) Includes 70,000 shares that the underwriters have the option to purchase from the Company to cover over-allotments, if any.

                                ----------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933.

================================================================================

   2

                               EXPLANATORY NOTE

     This Registration Statement is being filed by Radio One, Inc. (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the Registration Statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the Class A common stock being offered hereby and a related consent, and accountants' consents. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-89607), as amended (including the exhibits thereto), declared effective on November 10, 1999 by the Securities and Exchange Commission (the "Commission").

                                 CERTIFICATION

     The Company hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fees set forth on the cover page of this Registration Statement by a wire transfer of such amounts to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on November 15, 1999), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fees and (iv) it will confirm receipt of such instructions by its bank during regular business hours on November 15.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland on November 12, 1999.


                                RADIO ONE, INC.

                                By:  /s/ ALFRED C. LIGGINS, III
                                    -----------------------------
                                Name: Alfred C. Liggins, III
                                Title: President and Chief Executive Officer

                       POWER OF ATTORNEY AND SIGNATURES

   We, the undersigned officers and directors of Radio One, Inc., hereby severally constitute and appoint Alfred C. Liggins, III and Scott R. Royster and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement (or any other registration on statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and generally to do all things in our names and on our behalf in such capacities to enable Radio One, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the SEC.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on behalf of the following persons by Scott R. Royster, their true and lawful attorney, on the date indicated.

                                Radio One, Inc.

             Signature                         Title(s)                   Date
             ---------                         --------                   ----
      /s/ Catherine L. Hughes        Chairperson of the Board of   November 12, 1999
____________________________________  Directors
        Catherine L. Hughes

         /s/ Terry L. Jones          Director                      November 12, 1999
____________________________________
           Terry L. Jones

        /s/ Brian W. McNeill         Director                      November 12, 1999
____________________________________
          Brian W. McNeill

        /s/ Larry D. Marcus          Director                      November 12, 1999
____________________________________
          Larry D. Marcus

     /s/ Alfred C. Liggins, III      President and Chief           November 12, 1999
____________________________________  Executive Officer
       Alfred C. Liggins, III         (Principal Executive
                                      Officer) and Director

        /s/ Scott R. Royster         Executive Vice President and  November 12, 1999
____________________________________  Chief Financial Officer
          Scott R. Royster            (Principal Financial and
                                      Accounting Officer)

5
                                 EXHIBIT INDEX

Exhibit
  No.                             Description
-------                           -----------
 5.1                Form of Opinion and Consent of Kirkland & Ellis.
23.1                Consent of Arthur Andersen, L.L.P.
23.2                Consent of Mitchell & Titus, L.L.P.
23.3                Consent of Kirkland & Ellis (included in Exhibit 5.1).